Q3’25 Earnings January 29, 2025

Financial Presentation Disclosure All per share amounts are presented on a diluted basis. This presentation refers to “reported” (R$) and “constant dollar” (C$) or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same, and amounts will be as "reported" unless otherwise specified. This presentation also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Supreme.” Unless otherwise noted, results presented are based on continuing operations. This presentation also refers to “adjusted” amounts, a term that is described under the heading "Adjusted Amounts - Excluding Reinvent, a Noncash Impairment Charge and Transaction and Deal Related Activities". Unless otherwise noted, “reported” and “adjusted” amounts are the same. VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. This presentation refers to VF's third quarter of fiscal 2025 as Q3'25, and similarly Q3'24 denotes VF's third quarter of fiscal 2024, etc. VF defines "free cash flow" as cash flow from continuing operations less capital expenditures and software purchases and defines "net debt" as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF's consolidated balance sheet. Discontinued Operations - Supreme On July 16, 2024, VF entered into a definitive Stock and Asset Purchase Agreement with EssilorLuxottica S.A. to sell the Supreme® brand business (“Supreme”). On October 1, 2024, VF completed the sale of Supreme. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented, through the date of sale. Constant Currency - Excluding the Impact of Foreign Currency This presentation refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This presentation also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this presentation, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. Adjusted Amounts - Excluding Reinvent, a Noncash Impairment Charge and Transaction and Deal Related Activities The adjusted amounts in this presentation exclude costs related to Reinvent, VF's transformation program. Costs, including restructuring charges and project-related costs, were approximately $47 million in the third quarter of fiscal 2025 and $106 million in the first nine months of fiscal 2025. The adjusted amounts in this presentation exclude a noncash impairment charge related to the Dickies indefinite-lived trademark intangible asset of $51 million in the third quarter and first nine months of fiscal 2025. The adjusted amounts in this presentation exclude transaction and deal related activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands. Total transaction and deal related activities include costs of approximately $0.5 million in the first nine months of fiscal 2025. Combined, the above items negatively impacted earnings per share by $0.19 during the third quarter of fiscal 2025 and $0.31 during the first nine months of fiscal 2025. All adjusted amounts referenced herein exclude the effects of these amounts. Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this presentation, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Q3’25 EARNINGS 2

Table of Contents Executive Summary 4 Key Highlights 7 Financial Summary 10 Outlook 13 Appendix 15 Q3’25 EARNINGS 3

Executive Summary Q3’25 EARNINGS 4

Strong progress in VF's transformation in Q3'25 Bracken Darrell, President and CEO: “We made strong progress in Q3'25, improving profitability and further strengthening the balance sheet. The pace of VF's transformation is on track as we deliver against our Reinvent priorities. Although there is work to do to consistently deliver double-digit operating margins and sustainable top-line growth, we are making great strides in transforming VF into a truly differentiated, multi-brand operator. We look forward to sharing more on the plans of our iconic brands at our upcoming Investor Day in March." 1 R$ and C$ 2 Guidance includes proceeds on sale of non-core physical assets Q3’25 EARNINGS 5 • Broad-based year-over-year improvement across key financials in Q3'25 – Revenue was $2.8 billion, up 2%1 vs. LY – All regions grew with global strength at The North Face® and Timberland®, while Vans® improved sequentially, as expected – Operating income was $226 million, adjusted operating income of $324 million – Operating margin was 8.0%, up 1,130 basis points vs. LY, and adjusted operating margin was 11.4%, up 360 basis points vs. LY – Gross margins expanded and year-to-date cost savings are progressing to plan – Earnings (loss) per share (EPS) $0.43 vs. Q3'24 $(0.24); adjusted EPS $0.62 vs. Q3'24 $0.45 – Net debt down $1.9 billion vs. LY, with net inventories (14)% vs. LY • Establishing Q4’25 guidance – Revenue (4)% to (6)% vs. LY, (2)% to (4)% C$ – Implies H2'25 revenue (1)% to (2)% vs. LY, flat to (1)% C$, showing progress relative to Q2'25 (6)%1 and Q1'25 (10)%1, both vs. LY – Adjusted operating loss of $(30) million to $0 million • Increasing FY'25 free cash flow guidance2 to $440 million – Relative to prior guidance of $425 million, this reflects higher than planned proceeds on sale of non-core physical assets and improved core fundamentals

Q3’25 Guidance Actual Actual vs. Guidance Commentary Revenue ($B) $2.7 to $2.75B $2.8B + • DTC better than expected • Outsized wholesale performance driven by additional reorders, lower cancellations and favorable wholesale timing shift into Q3'25 from Q4'25 • FX headwind lower than expected Revenue % vs. LY (1)% to (3)% FX (1)% +2% FX flat Operating income (adjusted) $170M to $200M $324M + • Adjusted gross margin +150 basis points vs. LY, due to lower product costs and fewer promotions • Adjusted SG&A dollars (3)% vs. LY, benefiting from Reinvent and other savings initiatives Delivered above company guidance in Q3'25 Q3’25 EARNINGS 6

Key Highlights Q3’25 EARNINGS 7

• On track to deliver $300 million run rate of initial gross Reinvent target savings as planned, with $55 million of savings generated in the quarter • Progressing on next phase of Reinvent initiatives, which targets an additional $250 to $300 million of net SG&A savings, as disclosed at our Investor Day Part 1 Advanced our Reinvent priorities in Q3'25 Lower our cost base Strengthen our balance sheet • Net inventories were down $300 million (14)% vs. LY • Net debt down $1.9 billion vs. LY • Paid off $1 billion term loan with Supreme sale proceeds; expect to retire $750 million April 2025 maturity by FYE'25 Fix the US • Americas revenue sequentially improved to +1%, +2% C$, vs. Q2'25 (10)%, (9)% C$ • Regional platform driving better operational execution through improved inventory effectiveness and commercial intensity Deliver the Vans turnaround • Vans® revenue (9)%, (8)% C$, vs. Q2'25 (11)%1 • Reset actions in FY'24 resulted in a cleaner marketplace 1 R$ and C$ Q3’25 EARNINGS 8

Q3'25 EARNINGS

Top 4 brand spotlights

The North Face

+5%[1] vs. LY

- Broad-based growth across channels and regions, with strong holiday
- Americas performance positive on lower promotions, driven by enhanced merchandising and operational execution
- Strong performance of *The North Face®* x SKIMS collaboration
- Product awards received at year-end for 2024, including Runner's World Gear of the Year highlighting the AltaMesa 500

Vans

(9)% vs. LY, (8)% C$

- New products continuing to outperform icons, driven by Knu Skool, with momentum in Hylane and Upland
- OTW® Holiday collaborations heightened elevation strategy and generated strong sellout: Satoshi partnership, HommeGirls, S.R. Studios.LA.CA, Mary Jane Elevate by Beatrice Domond
- Continued surf commitment as primary sponsor of Pipe Masters

Timberland

+11% vs. LY, +12% C$

- Positive revenue inflection with growth across all regions
- Yellow Boot momentum continues, supported by 'Iconic' campaign's singular global message
- Brand heat drove strong holiday performance with broad-based quality sales
- Products aligned to crafted, weather-ready heritage style performed well including the Redwood Falls and Britton Road boots, Women's Stone Street franchise and Winnick Jacket

Dickies

(10)%[1] vs. LY

- Soft traffic and pressured wholesale remain as headwinds
- Inventory rightsizing continues with on-hand levels improving
- Rebuilding confidence in work channels with key account partners

9

[1] R$ and C$

Financial Summary Q3’25 EARNINGS 10

Q3'25 EARNINGS

Steady progression of revenue trend vs. LY

CONSOLIDATED

	vs. LY	vs. LY (C$)
TOTAL VF	+2%	+2%

BRAND

	vs. LY	vs. LY (C$)
THE NORTH FACE	+5%	+5%
VANS	(9)%	(8)%
Timberland	+11%	+12%
Dickies	(10)%	(10)%

REGION

	vs. LY	vs. LY (C$)
AMERICAS	+1%	+2%
EMEA	+1%	+1%
APAC	+5%	+5%

CHANNEL

	vs. LY	vs. LY (C$)
DTC	(3)%	(2)%
WHOLESALE	+8%	+8%


Revenue Trend
$2,780
$2,247
$1,769
$2,758
$2,834
(17)%
(19)%
(14)%
(15)%
(10)%
(10)%
(6)%
(6)%
+2%
+2%
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Revenue ($M)
Revenue vs. LY
Revenue vs. LY (C$)

11

• Net debt down $1.9 billion vs. LY – Paid down $1 billion term loan in October 2024 • Net inventories (14)% vs. LY, with levels down across most brands • Cash dividends of $35 million paid during the quarter Strengthening balance sheet as we pay down debt Q3’25 EARNINGS 12 Net Debt ($M) $6,600 $6,693 $6,721 $7,194 $4,676 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25

Outlook Q3’25 EARNINGS 13

Q4'25 and FY'25 guidance Q3’25 EARNINGS 14 FY'25 Guidance Free cash flow + proceeds from non-core physical asset sales $440M • Increased vs. previous guidance of $425M • Reflects higher-than-planned proceeds on sale of non-core physical assets and improved core fundamentals Q4’25 Guidance Revenue % vs. LY (4)% to (6)% (2)% to (4)% C$ • Implies H2'25 revenue (1)% to (2)% vs. LY, flat to (1)% C$ Operating income (loss) (adjusted) $(30)M to $0M • Gross margin up vs. LY • SG&A dollar growth up slightly vs. LY

Appendix Q3’25 EARNINGS 15

Safe Harbor Statement Certain statements included in this presentation are "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. Words such as “will,” “anticipate,” "believe," “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates may be used to identify forward-looking statements, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto, are forward-looking statements. Forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward- looking statements include, but are not limited to: the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF's ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF's ability to execute its Reinvent transformation program and other business priorities, including measures to streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which it relies, are frequent targets of cyber-attacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyber-attacks, including the cyber incident that was reported by VF in December 2023, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which it relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF's vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF's ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; VF’s ability to realize benefits from the completed sale of the Supreme® brand business; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Ukraine and the Middle East and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF's ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8- K filed or furnished with the SEC. Q3’25 EARNINGS 16

Q3'25 EARNINGS

Summary Revenue Information

(Unaudited)
(In millions)

	Three Months Ended December				Nine Months Ended December			
	2024	2023	% Change	% Change Constant Currency*	2024	2023	% Change	% Change Constant Currency*
Brand:								
The North Face®	$ 1,253.3	$ 1,192.1	5 %	5 %	$ 2,868.9	$ 2,859.0	0 %	0 %
Vans®	607.6	668.2	(9)%	(8)%	1,856.8	2,154.5	(14)%	(13)%
Timberland®	527.0	473.0	11 %	12 %	1,231.7	1,215.5	1 %	2 %
Dickies®	133.6	147.9	(10)%	(10)%	402.8	456.0	(12)%	(12)%
Other Brands	312.5	299.0	4 %	5 %	1,000.7	983.4	2 %	2 %
VF Revenue	**$ 2,833.9**	**$ 2,780.2**	**2 %**	**2 %**	**$ 7,360.9**	**$ 7,668.4**	**(4)%**	**(4)%**
Region:								
Americas	$ 1,506.7	$ 1,486.0	1 %	2 %	$ 3,838.3	$ 4,110.9	(7)%	(6)%
EMEA	894.2	883.0	1 %	1 %	2,436.1	2,490.1	(2)%	(3)%
APAC	432.9	411.2	5 %	5 %	1,086.5	1,067.4	2 %	2 %
VF Revenue	**$ 2,833.9**	**$ 2,780.2**	**2 %**	**2 %**	**$ 7,360.9**	**$ 7,668.4**	**(4)%**	**(4)%**
International	$ 1,486.7	$ 1,466.5	1 %	2 %	$ 3,969.0	$ 4,044.9	(2)%	(2)%
Channel:								
DTC	$ 1,565.6	$ 1,606.2	(3)%	(2)%	$ 3,221.5	$ 3,459.0	(7)%	(7)%
Wholesale [a]	1,268.3	1,174.0	8 %	8 %	4,139.5	4,209.4	(2)%	(2)%
VF Revenue	**$ 2,833.9**	**$ 2,780.2**	**2 %**	**2 %**	**$ 7,360.9**	**$ 7,668.4**	**(4)%**	**(4)%**

All references to the periods ended December 2024 relate to the 13-week and 39-week fiscal periods ended December 28, 2024 and all references to the periods ended December 2023 relate to the 13-week and 39-week fiscal periods ended December 30, 2023.

Note: Amounts may not sum due to rounding

* Refer to constant currency definition on the following slides.

[a] Royalty revenues are included in the wholesale channel for all periods.

17

Q3'25 EARNINGS

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December		Nine Months Ended December	
	2024	2023	2024	2023
Net revenues	$ **2,833,912**	$ **2,780,194**	$ **7,360,920**	$ **7,668,380**
Costs and operating expenses				
Cost of goods sold	1,238,738	1,261,188	3,419,511	3,631,016
Selling, general and administrative expenses	1,318,397	1,353,152	3,513,749	3,550,820
Impairment of goodwill and intangible assets	51,000	257,096	51,000	257,096
Total costs and operating expenses	**2,608,135**	**2,871,436**	**6,984,260**	**7,438,932**
Operating income (loss)	**225,777**	**(91,242)**	**376,660**	**229,448**
Interest expense, net	(36,516)	(49,096)	(120,151)	(125,783)
Other income (expense), net	7,408	29,004	5,262	23,178
Income (loss) from continuing operations before income taxes	**196,669**	**(111,334)**	**261,771**	**126,843**
Income tax expense (benefit)	27,560	(19,598)	42,180	733,196
Income (loss) from continuing operations	**169,109**	**(91,736)**	**219,591**	**(606,353)**
Income (loss) from discontinued operations, net of tax	(1,329)	49,284	(258,519)	55,779
Net income (loss)	$ **167,780**	$ **(42,452)**	$ **(38,928)**	$ **(550,574)**
Earnings (loss) per common share - basic [(a)]				
Continuing operations	$ 0.43	$ (0.24)	$ 0.56	$ (1.56)
Discontinued operations	—	0.13	(0.66)	0.14
Total earnings (loss) per common share - basic	$ **0.43**	$ **(0.11)**	$ **(0.10)**	$ **(1.42)**
Earnings (loss) per common share - diluted [(a)]				
Continuing operations	$ 0.43	$ (0.24)	$ 0.56	$ (1.56)
Discontinued operations	—	0.13	(0.66)	0.14
Total earnings (loss) per common share - diluted	$ **0.43**	$ **(0.11)**	$ **(0.10)**	$ **(1.42)**
Weighted average shares outstanding				
Basic	389,218	388,383	389,001	388,294
Diluted	393,908	388,383	391,435	388,294
Cash dividends per common share	$ 0.09	$ 0.09	$ 0.27	$ 0.69

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to the periods ended December 2024 relate to the 13-week and 39-week fiscal periods ended December 28, 2024, and all references to periods ended December 2023 relate to the 13-week and 39-week fiscal periods ended December 30, 2023. References to March 2024 relate to information as of March 30, 2024.

[(a)] Amounts have been calculated using unrounded numbers.

18

Condensed Consolidated Balance Sheets (Unaudited) (In thousands) December 2024 March 2024 December 2023 ASSETS Current assets Cash and equivalents $ 1,369,376 $ 656,376 $ 975,937 Accounts receivable, net 1,343,286 1,263,329 1,305,963 Inventories 1,794,517 1,697,823 2,094,222 Other current assets 514,301 493,194 462,456 Current assets of discontinued operations — 116,225 97,348 Total current assets 5,021,480 4,226,947 4,935,926 Property, plant and equipment, net 718,481 788,992 881,401 Goodwill and intangible assets, net 2,341,101 2,421,838 2,688,731 Operating lease right-of-use assets 1,268,425 1,255,074 1,242,898 Other assets 1,204,735 1,210,470 1,161,464 Other assets of discontinued operations — 1,709,642 1,706,054 Total assets $ 10,554,222 $ 11,612,963 $ 12,616,474 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Short-term borrowings $ 12,807 $ 263,938 $ 452,286 Current portion of long-term debt 750,504 1,000,721 1,000,596 Accounts payable 1,007,814 788,477 950,469 Accrued liabilities 1,455,786 1,323,982 1,514,281 Current liabilities of discontinued operations — 79,861 79,651 Total current liabilities 3,226,911 3,456,979 3,997,283 Long-term debt 3,884,564 4,702,284 4,755,252 Operating lease liabilities 1,103,594 1,087,304 1,068,101 Other liabilities 658,923 636,090 618,464 Other liabilities of discontinued operations — 71,941 68,181 Total liabilities 8,873,992 9,954,598 10,507,281 Stockholders' equity 1,680,230 1,658,365 2,109,193 Total liabilities and stockholders' equity $ 10,554,222 $ 11,612,963 $ 12,616,474 Q3’25 EARNINGS 19

Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands) Nine Months Ended December 2024 2023 Operating activities Net loss $ (38,928) $ (550,574) Income (loss) from discontinued operations, net of tax (258,519) 55,779 Income (loss) from continuing operations, net of tax 219,591 (606,353) Impairment of goodwill and intangible assets 51,000 257,096 Depreciation and amortization 186,468 222,746 Reduction in the carrying amount of right-of-use assets 266,823 272,145 Write-off of income tax receivables and interest — 921,409 Other adjustments, including changes in operating assets and liabilities (114,337) (91,872) Cash provided by operating activities - continuing operations 609,545 975,171 Cash provided by operating activities - discontinued operations 26,747 130,576 Cash provided by operating activities 636,292 1,105,747 Investing activities Proceeds from sale of business, net of cash sold 1,485,951 — Proceeds from sale of assets 88,062 381 Capital expenditures (64,299) (114,539) Software purchases (29,202) (50,478) Other, net (30,026) (19,862) Cash provided (used) by investing activities - continuing operations 1,450,486 (184,498) Cash used by investing activities - discontinued operations (4,413) (7,496) Cash provided (used) by investing activities 1,446,073 (191,994) Financing activities Net decrease from short-term borrowings and long-term debt (1,251,960) (465,008) Cash dividends paid (105,094) (268,155) Proceeds from issuance of Common Stock, net of payments for tax withholdings (2,628) (2,603) Cash used by financing activities (1,359,682) (735,766) Effect of foreign currency rate changes on cash, cash equivalents and restricted cash (28,331) (4,984) Net change in cash, cash equivalents and restricted cash 694,352 173,003 Cash, cash equivalents and restricted cash – beginning of year 676,957 816,319 Cash, cash equivalents and restricted cash – end of period $ 1,371,309 $ 989,322 Q3’25 EARNINGS 20

Three Months Ended December % Change Constant Currency*2024 2023 % Change Segment revenues: Outdoor $ 1,851,146 $ 1,738,579 6% 7% Active 766,307 819,307 (6)% (6)% Work 216,459 222,308 (3)% (2)% Total segment revenues $ 2,833,912 $ 2,780,194 2% 2% Segment profit (loss): Outdoor $ 400,593 $ 304,741 Active (a) 12,273 32,305 Work 13,521 (1,864) Total segment profit 426,387 335,182 Impairment of goodwill and intangible assets (51,000) (257,096) Corporate and other expenses (142,202) (140,324) Interest expense, net (36,516) (49,096) Income (loss) from continuing operations before income taxes $ 196,669 $ (111,334) Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands) * Refer to constant currency definition on the following slides. (a) Includes legal settlement gains of $29.1 million in the three months ended December 2023. Q3’25 EARNINGS 21

Nine Months Ended December % Change Constant Currency*2024 2023 % Change Segment revenues: Outdoor $ 4,300,017 $ 4,281,955 0% 0% Active 2,449,972 2,735,214 (10)% (10)% Work 610,931 651,211 (6)% (6)% Total segment revenues $ 7,360,920 $ 7,668,380 (4)% (4)% Segment profit: Outdoor $ 604,592 $ 557,830 Active (a) 185,032 254,629 Work 39,257 13,482 Total segment profit 828,881 825,941 Impairment of goodwill and intangible assets (51,000) (257,096) Corporate and other expenses (395,959) (316,219) Interest expense, net (120,151) (125,783) Income from continuing operations before income taxes $ 261,771 $ 126,843 Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands) * Refer to constant currency definition on the following slides. (a) Includes legal settlement gains of $29.1 million in the nine months ended December 2023. Q3’25 EARNINGS 22

Q3'25 EARNINGS

Supplemental Financial Information
Reportable Segment Information - Constant Currency Basis

(Unaudited)
(In thousands)

	Three Months Ended December 2024		
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Segment revenues:			
Outdoor	$ 1,851,146	$ 1,127	$ 1,852,273
Active	766,307	5,233	771,540
Work	216,459	413	216,872
Total segment revenues	**$ 2,833,912**	**$ 6,773**	**$ 2,840,685**
Segment profit:			
Outdoor	$ 400,593	$ (1,294)	$ 399,299
Active	12,273	283	12,556
Work	13,521	(71)	13,450
Total segment profit	**426,387**	**(1,082)**	**425,305**
Impairment of intangible assets	(51,000)	—	(51,000)
Corporate and other expenses	(142,202)	(223)	(142,425)
Interest expense, net	(36,516)	—	(36,516)
Income from continuing operations before income taxes	**$ 196,669**	**$ (1,305)**	**$ 195,364**

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

23

Q3'25 EARNINGS

Supplemental Financial Information
Reportable Segment Information - Constant Currency Basis
(Unaudited)
(In thousands)

	Nine Months Ended December 2024		
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Segment revenues:			
Outdoor	$ 4,300,017	$ (3,109)	$ 4,296,908
Active	2,449,972	8,199	2,458,171
Work	610,931	1,252	612,183
Total segment revenues	**$ 7,360,920**	**$ 6,342**	**$ 7,367,262**
Segment profit:			
Outdoor	$ 604,592	$ (4,838)	$ 599,754
Active	185,032	(179)	184,853
Work	39,257	(152)	39,105
Total segment profit	**828,881**	**(5,169)**	**823,712**
Impairment of intangible assets	(51,000)	—	(51,000)
Corporate and other expenses	(395,959)	(1,037)	(396,996)
Interest expense, net	(120,151)	—	(120,151)
Income from continuing operations before income taxes	**$ 261,771**	**$ (6,206)**	**$ 255,565**

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

24

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2024 (Unaudited) (In thousands, except per share amounts) Three Months Ended December 2024 As Reported under GAAP Reinvent (a) Impairment Charge (b) Transaction and Deal Related Activities (c) Adjusted Revenues $ 2,833,912 $ — $ — $ — $ 2,833,912 Gross profit 1,595,174 — — — 1,595,174 Percent 56.3% 56.3 % Operating income 225,777 47,282 51,000 — 324,059 Percent 8.0% 11.4 % Diluted earnings per share from continuing operations (d) 0.43 0.09 0.10 — 0.62 Nine Months Ended December 2024 As Reported under GAAP Reinvent (a) Impairment Charge (b) Transaction and Deal Related Activities (c) Adjusted Revenues $ 7,360,920 $ — $ — $ — $ 7,360,920 Gross profit 3,941,409 412 — — 3,941,821 Percent 53.5% 53.6 % Operating income 376,660 106,410 51,000 490 534,560 Percent 5.1% 7.3 % Diluted earnings per share from continuing operations (d) 0.56 0.20 0.10 — 0.87 See notes on next slide. Q3’25 EARNINGS 25

Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $47.3 million and $106.4 million in the three and nine months ended December 2024, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract expected to be substantially complete by the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $28.9 million and $60.0 million in the three and nine months ended December 2024, respectively. Reinvent resulted in a net tax benefit of $12.0 million and $26.7 million in the three and nine months ended December 2024, respectively. The Company currently estimates that it will incur approximately $190.0 million to $210.0 million in restructuring charges in connection with Reinvent, and that substantially all actions will be completed by the end of Fiscal 2025. Cumulative restructuring charges incurred through Q3 of Fiscal 2025 were approximately $150.5 million. Total fees associated with the contract with the consulting firm could be up to $141.0 million, with $75.0 million of the fees contingent on increases to VF’s stock price through June 2027. (b) VF recognized a noncash impairment charge related to the Dickies indefinite-lived trademark intangible asset of $51.0 million during the three and nine months ended December 2024. The impairment charges resulted in a net tax benefit of $10.5 million in the three and nine months ended December 2024. (c) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.5 million for the nine months ended December 2024. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the nine months ended December 2024. (d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 393,908,000 and 391,435,000 weighted average common shares for the three and nine months ended December 2024, respectively. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent, an impairment charge and transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations. Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. Q3’25 EARNINGS 26 Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2024 (Unaudited) (In thousands, except per share amounts)

Three Months Ended December 2023 As Reported under GAAP Reinvent (a) Impairment Charges (b) Tax & Legal Items (c) Transaction and Deal Related Activities (d) Adjusted Revenues $ 2,780,194 $ — $ — $ — $ — $ 2,780,194 Gross profit 1,519,006 4,244 — — — 1,523,250 Percent 54.6% 54.8 % Operating income (loss) (91,242) 50,869 257,096 — 1,003 217,726 Percent (3.3) % 7.8 % Diluted earnings (loss) per share from continuing operations (e) (0.24) 0.10 0.64 (0.06) — 0.45 Nine Months Ended December 2023 As Reported under GAAP Reinvent (a) Impairment Charges (b) Tax & Legal Items (c) Transaction and Deal Related Activities (d) Adjusted Revenues $ 7,668,380 $ — $ — $ — $ — $ 7,668,380 Gross profit 4,037,364 4,244 — — — 4,041,608 Percent 52.6% 52.7 % Operating income 229,448 50,869 257,096 — 2,449 539,862 Percent 3.0% 7.0 % Diluted earnings (loss) per share from continuing operations (e) (1.56) 0.10 0.64 1.73 — 0.92 Q3’25 EARNINGS 27 See notes on next slide. Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2023 (Unaudited) (In thousands, except per share amounts)

Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $50.9 million in the three and nine months ended December 2023. These costs related primarily to severance and employee-related benefits and certain non-cash asset write-downs. Reinvent resulted in a net tax benefit of $13.0 million in the three and nine months ended December 2023. (b) VF recognized noncash goodwill impairment charges related to the Timberland and Dickies reporting units of $195.3 million and $61.8 million, respectively, during the three and nine months ended December 2023. The impairment charges resulted in a net tax benefit of $8.1 million in the three and nine months ended December 2023. (c) Tax items include the impact to tax expense resulting from the decision by the U.S. Court of Appeals for the First Circuit on September 8, 2023 that upheld the U.S. Tax Court’s decision in favor of the Internal Revenue Service regarding the timing of income inclusion associated with VF’s acquisition of The Timberland Company in September 2011. The net impact to tax expense was an increase of approximately $670.3 million in the nine months ended December 2023, excluding the reversal of accrued interest income, as a result of this decision. Tax items also include the impact to tax expense resulting from the decision by the General Court on September 20, 2023 that confirmed the decision of the European Union that Belgium’s excess profit tax regime amounted to illegal State aid. The net impact to tax expense was an increase of approximately $26.1 million in the nine months ended December 2023, as a result of this ruling. Legal items include legal settlement gains of $29.1 million recorded in the three and nine months ended December 2023 within the Other income (expense), net line item. The legal items resulted in a net tax expense of $7.5 million in the three and nine months ended December 2023. (d) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $1.0 million and $2.4 million for the three and nine months ended December 2023, respectively. The transaction and deal related activities resulted in a net tax benefit of $0.2 million and $0.6 million in the three and nine months ended December 2023, respectively. (e) Amounts shown in the table have been calculated using unrounded numbers. The GAAP diluted loss per share was calculated using 388,383,000 and 388,294,000 weighted average common shares for the three and nine months ended December 2023, respectively. The adjusted diluted earnings per share impacts were calculated using 389,375,000 and 389,246,000 weighted average common shares for the three and nine months ended December 2023, respectively. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent, impairment charges, certain tax and legal items and transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations. Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. Q3’25 EARNINGS 28 Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2023 (Unaudited) (In thousands, except per share amounts)

Supplemental Financial Information Top 4 Brand Revenue Information (Unaudited) Three Months Ended December 2024 Nine Months Ended December 2024 Top 4 Brand Revenue Growth Americas EMEA APAC Global Americas EMEA APAC Global The North Face® % Change 3% 2% 16% 5% (6)% 0% 20% 0% % Change Constant Currency* 3% 1% 16% 5% (6)% (1)% 20% 0% Vans® % Change (5)% (8)% (31)% (9)% (14)% (6)% (29)% (14)% % Change Constant Currency* (4)% (9)% (31)% (8)% (13)% (7)% (28)% (13)% Timberland® % Change 13% 8% 14% 11% 5% (2)% 1% 1% % Change Constant Currency* 14% 8% 15% 12% 5% (3)% 2% 2% Dickies® % Change (9)% (25)% 10% (10)% (12)% (7)% (16)% (12)% % Change Constant Currency* (9)% (26)% 10% (10)% (12)% (8)% (14)% (12)% * Refer to constant currency definition on previous slides. Q3’25 EARNINGS 29

Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited) Three Months Ended December 2024 Nine Months Ended December 2024 Geographic Revenue Growth % Change % Change Constant Currency* % Change % Change Constant Currency* Americas 1% 2% (7)% (6)% EMEA 1% 1% (2)% (3)% APAC 5% 5% 2% 2% Greater China 4% 4% 5% 5% International 1% 2% (2)% (2)% Global 2% 2% (4)% (4)% Three Months Ended December 2024 Nine Months Ended December 2024 Channel Revenue Growth % Change % Change Constant Currency* % Change % Change Constant Currency* Wholesale (a) 8% 8% (2)% (2)% Direct-to-consumer (3)% (2)% (7)% (7)% Digital (3)% (3)% (5)% (5)% December DTC Store Count 2024 2023 Total 1,160 1,255 * Refer to constant currency definition on previous slides. (a) Royalty revenues are included in the wholesale channel for all periods. Q3’25 EARNINGS 30

Q3’25 EARNINGS 31